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                                                                   Exhibit 10.49


                              CALLAWAY GOLF COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE AUGUST 22, 2000)

                  This Executive Deferred Compensation Plan ("Plan") has been adopted by the Board of Directors of Callaway Golf Company, a Delaware corporation ("Company"), effective August 1, 1994. This restatement of the Plan incorporates all amendments to the Plan adopted and in effect through August 22, 2000.

         1.       PURPOSE

                  The primary purpose of the Plan is to provide deferred compensation to a select group of management or highly compensated employees through an unfunded "top hat" arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the Employee Retirement Income Security Act ("ERISA"). More specifically, the Company has adopted this Plan to provide Employees with the opportunity to defer part or all of that portion of their Compensation including amounts they are unable to defer, receive or take into account under any tax qualified deferred compensation (i.e., 401(k), pension, profit sharing or stock bonus) plan which the Company may now or hereafter maintain, as a result of the limits imposed by Sections 401(a)(4), 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the
Internal Revenue Code ("Code") on plans to which those sections of the Code apply. To the extent that a separable part of the Plan is maintained for the purpose of providing benefits in excess of those permitted by Section 415 of the Code, that part of the Plan may be treated as an excess benefit plan within the meaning of Section 3(36) of ERISA. The purposes of this Plan include the deferral of payment of fees to be earned by outside directors, i.e., members of the Board who are not officers or common-law employees of Callaway Golf, within the meaning of Section 3121 of the Code.

         2.       DEFINITIONS AND CAPITALIZED TERMS

                  When used in this Plan document, the capitalized terms set forth in alphabetical order herein have the definitions specified below unless the context in which the term appears clearly requires a different meaning.

                  a. "ACCOUNT" refers to the bookkeeping entries established and maintained by the Company or the Committee for the purpose of recording (i) the amounts of Compensation deferred by an Employee under this Plan, (ii) any hypothetical investment earnings, losses, interest accruals or administrative expenses with respect to those amounts, and (iii) any distributions to an Employee or Beneficiary.

                  b. "BENEFICIARY" refers to the person or entity selected to receive any portion of an Employee's Account that has not been distributed from the Plan at the time of the Employee's death. Such designation shall be on a form provided or approved by the Plan Administrator. If an Employee fails to designate a Beneficiary or no designated Beneficiary survives the Employee, the Plan Administrator may direct payment of benefits to the following person or persons in the order given below: the Employee's


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                           (i)      spouse,
                           (ii)     descendants, per stirpes,
                           (iii)    parents,
                           (iv)     brothers and sisters, or
                           (v)      estate of the Participant.

                  c. "BOARD" or "BOARD OF DIRECTORS" refers to the Board of Directors of the Company.

                  d. "CODE" refers to the Internal Revenue Code of 1986, as amended from time to time.

                  e. "COMMITTEE" or "ADMINISTRATIVE COMMITTEE" refers to the officers of the Company who act on behalf of the Company in discharging the Company's duties as the Plan Administrator. Notwithstanding any other provision of the Plan document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority. The Board shall identify the Company officers who shall serve as members of the Committee. Because this Plan is a "top hat" arrangement, neither the Company nor the Committee shall be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

                  f. "COMPANY," "CORPORATION" or "EMPLOYER" refers to Callaway Golf Company, a Delaware corporation.

                  g. "COMPANY 401(K) PLAN" refers to the Callaway Golf Company defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k), 401(m) and 414(i) of the Code. References to the Company 401(k) Plan or to the Company Matching Contributions, below, are for purposes of measurement only. Nothing in this Plan contemplates a transfer of contributions or assets from the Company 401(k) Plan to this Plan or conditions participation in this Plan upon an Employee's participation or nonparticipation in the Company 401(k) Plan.

                  h. "COMPANY MATCHING CONTRIBUTIONS" refers to contributions, if any, made by the Company or any Subsidiary pursuant to Section 5.6 of this Plan. Said contributions may be measured with reference to matching contributions under the Company 401(k) Plan.

                  i. "COMPENSATION" refers to an Employee's gross salary, including any commissions, bonuses or awards, payable by the Company or any Subsidiary after an Employee first becomes eligible to participate in this Plan and during the period through which such participation continues. For the 1994 Plan Year, the Compensation an Employee may defer under the Plan is limited to bonuses earned in 1994 and determined after July 31, 1994. For outside directors, Compensation refers to directors fees payable by the Company after the outside director first becomes eligible to participate in this Plan and during the period through which such participation continues. For the 1998 Plan Year, the Compensation an outside director may defer under the Plan is limited to fees first payable by Callaway Golf after December 31, 1997, for services to be rendered after that date.

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                  j. "DISABLED" or "DISABILITY" refers to a physical or mental condition of an Employee which (i) occurs after an Employee first defers Compensation under this Plan, (ii) results from an injury, disease or disorder, and (iii) renders the Employee totally and permanently incapable of continuing in his or her customary employment with the Company or any Subsidiary. In determining whether an Employee is disabled, the Committee may rely upon the conclusions of any insurance carrier that has issued a policy of insurance covering the Employee or upon the conclusions of any physician acceptable to the Committee. An Employee will automatically satisfy the requirements under this Plan, with respect to submission of evidence of disability, throughout the period that he or she remains qualified for Social Security disability benefits. Any Employee who believes that he or she is entitled to any advantage, benefit or other consideration under the Plan as a result of being Disabled shall apply to the Committee for such consideration and shall provide any evidence of Disability which the Committee in its discretion may request in a manner consistent with the Americans with Disabilities Act of 1990 and other relevant laws.

                  k. "EFFECTIVE DATE" refers to August 1, 1994 (with respect to Compensation first earned, determined or payable after that date) contingent upon approval of the Plan by the Board of Directors of the Company.

                  l. "EMPLOYEE" refers to any employee, within the meaning of
Section 3121(d) of the Code, who is highly compensated or is a member of management selected by the Board to participate in this Plan or in any other executive deferred compensation arrangement maintained by the Company or any Subsidiary. In determining whether an employee is described in the preceding sentence, an employee shall be considered to be highly compensated if the employee's annual Compensation exceeds $150,000 or such greater amount permitted to be considered under Section 401(a)(17) of the Code. Where the Plan Administrator considers appropriate in applying the provisions of this Plan, the term Employee shall include only persons who are Participants or Inactive Participants under the Plan. If the Board amends the Plan to allow participation by outside directors or other independent contractors, the term Employee shall refer to such outside director or independent contractor. Because the Board has amended the Plan to allow participation by outside directors, effective November 1, 1997, the term Employee shall include references to members of Callaway Golf's Board who are not officers or common-law employees of Callaway Golf, within the meaning of Code Section 3121. To the extent necessary for the orderly administration of the Plan, all definitions and other provisions of the Plan shall be construed in a manner consistent with participation by outside directors and with their deferral of the inclusion of fees into gross income for federal and state income tax purposes.

                  m. "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  n. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  o. "HARDSHIP" refers to an Employee's immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations Section 1.457-2(h)(4) and (5). In general, but without limitation, the Plan Administrator shall approve a Hardship withdrawal from an Employee's Account if the


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reduction does not exceed the amount needed to pay for the following unreimbursed expenses: (i) medical expenses defined in Code Section 213(d) and incurred (or to be incurred) during the calendar year by the Employee, or his or her spouse or dependents (as described in Code Section 152) as a result of a sudden or unexpected illness or accident; (ii) loss of a participant's property as a result of a casualty or other extraordinary, unforeseeable circumstances attributable to forces beyond the participant's control; and (iii) other costs recognized by the Plan Administrator to pose an immediate and heavy financial need on the Employee as a result of an unforeseeable emergency.

                  p. "INACTIVE PARTICIPANT" refers to an Employee who deferred Compensation under the Plan during a previous Plan Year but who does not defer any Compensation payable during the current Plan Year.

                  q. "INSOLVENCY" shall exist if Callaway Golf Company is (a) unable to pay its debts as they come due or (b) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  r. "PARTICIPANT" refers to an eligible Employee who elects to defer under the Plan part or all of his or her Compensation payable during the current Plan Year.

                  s. "PLAN" shall mean this Callaway Golf Company Executive Deferred Compensation Plan, as amended from time to time.

                  t. "PLAN ADMINISTRATOR" refers to the Company.

                  u. "PLAN YEAR" refers to the calendar year; however, the first Plan Year shall be the period beginning August 1, 1994 and ending December 31, 1994.

                  v. "SUBSIDIARY" refers to any corporation, partnership, limited liability company or other entity, domestic or foreign, in which the Company directly or indirectly owns 50% or more of the total combined power to cast votes in the election of directors, managing partners, managers or similar officials, and which has been included within the coverage of the Plan by the Board of Directors, in its sole discretion.

                  w. "TERMINATION OF EMPLOYMENT" refers to an Employee's (i) separation from service with the Company or any Subsidiary, (ii) refusal or failure to return to work within five working days after the date requested by the Company or any Subsidiary or (iii) failure to return to work at the conclusion of a leave of absence. If the Board amends the Plan to allow participation by outside directors or other independent contractors, the phrase Termination of Employment shall refer to the cessation of all services rendered to the Company or any Subsidiary by the outside director or independent contractor. In the case of outside directors, Termination of Employment or Termination refers to the voluntary or involuntary cessation of all services as an outside director without the commencement or recommencement of service as an officer or common-law employee of the Company, within the meaning of Code
Section 3121.

                  x. "TRUST" shall mean any trust or other vehicle established by the Company to meet its obligations under the Plan.


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         3.       ELIGIBILITY

                  3.1 The Board or the Committee, in its sole discretion, may designate from time to time those Employees of the Company or any Subsidiary who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such Employee's participation may commence. All designated Employees shall be notified by the Board or the Committee of their eligibility to participate. An Employee shall cease to be eligible when the Employee ceases both (i) to be a member of a select group of management and (ii) to be highly compensated as described in Section 2(k) above. Additionally, at the discretion of the Board or Committee, an Employee shall not be eligible to participate in the Plan (a) while the Employee has an unpaid loan from any tax-qualified deferred compensation plan maintained by the Company or any Subsidiary or (b) during the Plan Year immediately following the Plan Year in which the Employee takes a Hardship withdrawal from the Plan. The Effective Date of any such ineligibility shall be the first day of the Plan Year coinciding with or next following the date on which the Board or Committee provides the Employee with notice of revocation of eligibility. An Employee's eligibility to participate in the Plan does not confer upon the Employee any right to any award, bonus or remuneration of any kind.

                  3.2 The Committee administering the Plan or in the case of outside directors a subcommittee on which no outside director participates, in its sole discretion, may designate from time to time those outside directors of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such director's participation may commence. All designated outside directors shall be notified by the Committee of their eligibility to participate. An outside director shall cease to be eligible to defer Compensation under the Plan when he or she ceases to be an outside director or when the Committee, in its sole discretion, designates the outside director as no longer eligible to participate in the Plan. An outside director's eligibility to participate in the Plan does not confer upon the outside director any right to any fee, remuneration or right to continued participation, election or appointment of any kind.

         4.       DEFERRAL OF COMPENSATION

                  4.1      ELECTION TO DEFER

                  An Employee who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Company or Committee. Pursuant to the deferral election form, an eligible Employee may elect to defer any whole percentage or fixed dollar amount of his or her Compensation. An Employee who elects to participate in the Plan must defer at least $2,000 in Compensation for each Plan Year in which he or she remains eligible to participate. An outside director who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Company or Committee. Pursuant to the deferral election form, an eligible outside director may elect to defer any whole percentage or fixed dollar amount of his or her Compensation. An outside director who elects to participate in the Plan must defer at least $2,000 in Compensation for each Plan Year in which he or she remains eligible to participate.


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                  4.2      DATE OF DEFERRAL

                  To the extent provided in Section 4.6, this Section 4.2 shall not apply to the deferral election of an Employee or outside director made no later than the end of the period described in Section 4.6, with respect to his or her initial participation in the Plan (as determined under Section 3.1 or 3.2). An eligible Employee must submit his or her deferral election form to the Committee no later than the last day of the deferral election period. The last day of the deferral election period shall be (a) the last day preceding the calendar year in which the eligible Employee will render the services for which he or she will receive any part of the Compensation (including bonus) payable to the Employee during that year or (b) with respect to the deferral of Compensation earned during 1994 Plan Year, not later than 30 days after the Effective Date. At the time of the deferral election, the Employee must specify the form in which distributions shall occur under the Plan. An eligible outside director must submit his or her deferral election form to the Committee no later than the last day of the deferral election period. The last day of the deferral election period shall be December 31st, the last day preceding the calendar year in which the eligible director will render the services for which he or she will receive any part of the Compensation payable during that calendar year. At the time of the deferral election, the outside director must specify, on the Plan's enrollment form, the event or date upon the occurrence of which distributions are to commence under the Plan and the form in which such distributions shall be made.

                  4.3      MULTIPLE ELECTIONS

                  An election to defer Compensation shall be effective on the date an eligible Employee delivers a completed deferral election to the Committee; provided, however, that, if the eligible Employee delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable. An election to defer Compensation shall be effective on the date an eligible outside director delivers a completed deferral election to the Committee; provided, however, that, if the eligible outside director delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.

                  4.4      ANNUAL ELECTIONS

                  To the extent provided in Section 4.6, this Section 4.4 shall not apply to a deferral election of an Employee or outside director made no later than the end of the period described in Section 4.6, with respect to his or her initial participation in the Plan (as determined under Section 3.1 or 3.2). In order to defer any portion of Compensation earned in any calendar year after the 1994 calendar year, an eligible Employee must submit at least one completed deferral election form during the 3-month period immediately preceding the start of that calendar year. In order to defer any portion of Compensation earned in any calendar year after the 1997 calendar year, an eligible outside director must submit at least one completed deferral election form during the 3-month period immediately preceding the start of that calendar year.


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                  4.5      NO DEFERRAL ADJUSTMENTS

                  After an annual election has taken effect for any Plan Year, a Participant may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year; except that a Participant must cease deferrals under the Plan to the extent that such cessation may relieve the Participant of one or more Hardships without any withdrawals under this Plan. After an annual election has taken effect for any Plan Year, an outside director may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year; except that an outside director must cease deferrals under the Plan to the extent that such cessation may relieve the outside director of one or more Hardships, as defined in Section 2 of the Plan, without any withdrawals under this Plan.

                  4.6      NEW ELIGIBLE EMPLOYEES AND OUTSIDE DIRECTORS

                  Notwithstanding any other provision of the Plan, an individual who first becomes eligible to participate in the Plan, pursuant to Plan Sections
3.1 or 3.2, may submit his or her deferral election form to the Committee not later than 30 days following the date of such eligibility. The Participant's deferral election will be effective as to Compensation payable for services rendered after the date the form is received by the Committee. The Participant must specify, in the manner required by the Committee, the event or date upon the occurrence of which distributions are to commence under the Plan and the form of such distributions. An Employee or outside director who does not submit a deferral election by the end of the period described in this Section 4.6 may not elect to defer any portion of his or her Compensation until the following January 1, in accordance with Sections 4.2 and 4.4.

         5.       DEFERRED COMPENSATION ACCOUNTS

                  5.1      MAINTENANCE OF ACCOUNTS

                  The Plan Administrator shall maintain one or more bookkeeping Accounts with respect to any Compensation deferred by an eligible Employee under
Section 4 above. The Plan Administrator shall credit the Account with the full amount of Compensation deferred in any payroll period. If the Compensation deferred is subject to federal or state employment taxes (e.g., taxes under the Federal Insurance Contributions Act or Federal Unemployment Tax Act), said taxes shall be withheld and deducted from a portion of the Employee's Compensation not deferred under this Plan. A Participant or Inactive Participant shall be fully vested at all times in amounts deferred under Section 4 above, as adjusted for any earnings, losses, interest accruals, administrative expenses or distributions as described below.

                  5.2      INVESTMENT ELECTIONS

                  In accordance with rules, procedures and options established by the Committee, a Participant shall have the right to express preferences with respect to the investment of his or her Account, except for any period of time during which the Company limits Account earnings to interest accruals under
Section 5.4 below. In accordance with procedures established by the Plan Administrator, a Participant may change his or her investment preferences twice each Plan Year. Such changes may be


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made, if at all, during the three-week period immediately following the quarterly distribution of individual account statements. As a general rule, an investment preference expressed by a Participant shall take effect on the first business day of the month following the Participant's communication of such preference. Ordinarily, a participant's communication occurs only when the Committee, the Company, the Plan Administrator, the trustee of the Trust (or any person designated by any of them to process or implement investment instructions) receives actual notice of a Participant's investment preference. A Participant may transmit such notice by any means of communication which the Company may permit under the Plan, such as hand delivery, U.S. Mail, commercial courier, telephone, facsimile or Internet. The Participant assumes any risk posed by the means of communication which he or she selects.

                  Although the Company shall have the hypothetical obligation to follow the Participant's investment preferences, the Company, in its sole discretion, may satisfy its hypothetical obligation from time to time in one or both of the following ways. First, the Company may invest assets hypothetically allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods requested by the Participant; and the Company must credit or charge the Participant's Accounts with the earnings, gains or losses resulting from such investments. Second, the Company reserves the right -- exercisable in its sole discretion at any time and from time to time, without notice or Plan amendment -- to add, modify, suspend, terminate or override (i) any investment preference communicated by a Participant, (ii) any investment option made available to a Participant, or (iii) any means of communicating investment preferences and other information under the Plan; provided, however, the Company must credit or charge the Participant's Accounts with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets hypothetically allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods requested by the Participant.

                  If this Plan is determined to be subject to the fiduciary provisions of Part 4 of Title I of ERISA, this Plan shall be treated as a Plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, in which Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

                  5.3      INVESTMENT EARNINGS OR LOSSES

                  Except for any period of time during which the Company limits bookkeeping Account earnings to hypothetical interest accruals under Section 5.4 below, any amounts credited to the bookkeeping Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation may increase or decrease as a result of the Company's investment of such amounts during the Plan Year, as described in Section 5.2 above. A ratable share of the Plan's hypothetical investment earnings or losses under this
Section 5.3 shall be credited to the bookkeeping Account of a Participant or Inactive Participant, as determined in good faith by the Committee. At the sole discretion of the Committee, for any Plan Year, the Committee may allocate to the Participant's bookkeeping Account either (i) the full amount of the Participant's share of the Plan's hypothetical investment earnings or losses or
(ii) the full amount of such share adjusted for any federal, state or local income or employment tax consequences attributable to such hypothetical earnings or losses. If


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the full amount of such hypothetical investment earnings or losses are allocated to a Participant's Account, any federal, state or local income or employment tax consequences attributable to such earnings or losses under this Section 5.3 shall be borne by or inure to the benefit of the Company. The Participant and his or her Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Compensation deferred under the Plan and invested in accordance with these Sections 5.2 and 5.3.

                  5.4      INTEREST ACCRUALS

                  During each Plan Year in which the Company does not invest an Employee's deferred Compensation as described in Sections 5.2 and 5.3 above, any amounts credited to the bookkeeping Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation shall accrue hypothetical interest compounded annually, as consideration for the use or forbearance of money. The hypothetical accrual of interest begins and the compounding of interest occurs on January 1 of each Plan Year or, if later, the date on which an eligible Employee first defers Compensation under the Plan. The rate at which interest accrues shall equal the prime rate, plus one percent, offered to borrowers by a commercial bank in San Diego, California on December 31st of the Plan Year during which the accrual occurs. The Committee shall select the commercial bank before December 1 of the Plan Year during which the accrual occurs. At the sole discretion of the Company, for any Plan Year (i) the full amount of such hypothetical accrued interest may be allocated to a Participant's Account or (ii) adjusted for any federal, state or local income or employment tax consequences attributable to such interest, prior to allocating such hypothetical interest to a Participant's Account. If the full amount of such interest accruals are allocated to a Participant's Account, any federal, state or local income or employment tax consequences attributable to interest accruals under this Section 5.4 shall be borne by or inure to the benefit of the Company.

                  5.5      INVESTMENT OF UNPAID BALANCES

                  The unpaid balance of all Accounts payable under the Plan shall continue to be credited with the hypothetical investment earnings or losses described in Sections 5.2 and 5.3 above or hypothetical accruals of interest as described in Section 5.4 above. The unpaid balance of all Accounts of any outside director under the Plan shall continue to be credited with the hypothetical investment earnings or losses described in Sections 5.2 and 5.3 of the Plan or hypothetical accruals of interest as described in Section 5.4 of the Plan until said Accounts have been distributed in their entirety.

                  5.6      COMPANY MATCHING CONTRIBUTIONS

                           a. At the end of any Plan Year for which an eligible
Employee has deferred Compensation under this Plan, the Committee may add to his or her Accounts no more than the lesser of (1) $25,000 or (2) an amount equal to the Company Matching Contribution which the Employee would have received if (i) the Employee had contributed, to the Company 401(k) Plan, the amounts deferred under this Plan and (ii) the limitations described in Section 1 above did not apply to the Company 401(k) Plan. Nothing in the preceding sentence shall require the Company to make Matching Contributions to the Account of any Participant in any Plan Year or


                                       9
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create a presumption that Matching Contributions allocated under this Plan shall be determined with reference to Matching Contributions under the Company 401(k) Plan. Once credited to an Employee's Accounts under this Plan, the amounts described in the preceding sentence shall accrue the hypothetical investment return described in Sections 5.2, 5.3, 5.4 and 5.5 above, and shall be payable in accordance with Section 7 below.

                           b. Subject to the provisions of Section 5.6(c) below,
an Employee shall be fully vested in amounts allocated to his or her Account as described in Section 5.6(a).

                           c. Without regard to the number of years of service
an Employee has completed with the Company or any Subsidiary and without regard to an Employee's Disability, if an Employee separates from service with the Company or any Subsidiary as a result of the Employee's gross misconduct, within the meaning of Part 6 of Title I of ERISA, regarding group health continuation coverage, or if the Employee engages in unlawful business competition with the Company or any of its subsidiaries, the Employee shall forfeit all amounts allocated to his or her bookkeeping Accounts under Section 5.6(a) above and all hypothetical earnings thereon. Such forfeitures will be used to reduce the Company's obligation, if any, to make Matching Contributions to other Participants or to defray the expenses of administering the Plan.

                           d. References to the Company 401(k) Plan or to
Company Matching Contributions are for purposes of measurement only. Nothing in this Plan contemplates a transfer of contributions or assets from the Company 401(k) Plan to this Plan or conditions participation in this Plan upon an Employee's participation or nonparticipation in the Company 401(k) Plan.

                           e. At the end of any Plan Year for which an eligible
outside director has deferred Compensation under this Plan, the Committee may add to his or her Accounts no more than the lesser of (i) $25,000 or (ii) an amount equal to the Company Matching Contribution which the outside director would have received if (a) the outside director had been eligible to contribute and had contributed, to the Company 401(k) Plan, the amounts deferred under this Plan and (b) the limitations described in Section 1 of this Plan did not apply to the Company 401(k) Plan. Nothing in the preceding sentence shall require the Company to make Matching Contributions to the Account of any outside director in any Plan Year or create a presumption that Matching Contributions allocated under this Plan to outside directors shall be determined with reference to Matching Contributions actually made under the Company 401(k) Plan or under this Plan for Participants who are officers or common-law employees of the Company. Once credited to an outside director's Accounts under this Plan, the amounts described in the preceding sentences shall accrue the hypothetical investment return described in Section 5.2, 5.3, 5.4 and 5.5 of the Plan, and shall be payable in accordance with Section 7 of the Plan.

                           f. Subject to the provisions of Section 5.6(g) of the
Plan, an outside director shall be fully vested in amounts allocated to his or her Account as described in Section 5.6(e) of the Plan.


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

                           g. Without regard to the number of years of service
an outside director has completed with the Company and without regard to an outside director's Disability, as defined in the Plan, if an outside director resigns or is removed from service with the Company as a result of the outside director's gross misconduct, as determined in good faith by the Committee, or if the outside director engages in unlawful business competition with the Company or any of its subsidiaries, the outside director shall forfeit all amounts allocated to his or her bookkeeping Accounts under Section 5.6(e) of the Plan and all hypothetical earnings thereon. Such forfeitures will be used to reduce the Company's obligation, if any, to make Matching Contributions to other Participants or to defray the expenses of administering the Plan.

                  5.7      DISCRETIONARY CONTRIBUTIONS

                  Apart from Compensation deferrals and Matching Contributions, the Company may but need not make additional contributions in any amount at any time for any Employee under this Plan. Except for limits on the amount and timing of such Company contributions, these discretionary contributions shall be subject to the same vesting, distribution, benefit election, investment direction and other Plan provisions that apply to Matching Contributions.

                  5.8      COMPANY'S GENERAL ASSETS

                  Participant understands and agrees that all Compensation deferred under the Plan and all amounts credited to a Participant's Account under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company's business or in any other manner permitted by law, and
(c) remain subject to the claims of the Company's creditors. Participant agrees, on behalf of Participant and his or her Beneficiary, that (i) title to any amounts deferred under the Plan or credited to a Participant's Account remains in the Company and (ii) neither Participant nor his or her Beneficiary has any property interests whatsoever in said amounts, except as general creditors of the Company. Each outside director understands and agrees that all Compensation deferred under this Plan and all amounts credited to his or her Accounts under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company's business or in any other manner permitted by law, and
(c) remain subject to the claims of the Company's creditors. Each outside director agrees, on his or her own behalf and on behalf of his or her Beneficiaries and dependents, that (i) title to any amounts deferred under this Plan or credited to an outside director's Account remains in the Company and
(ii) neither the outside director nor his or her Beneficiaries, dependents or successors have any property interests whatsoever in said amounts, except as general creditors of the Company.

         6.       EFFECT ON EMPLOYEE BENEFITS

                  Amounts deferred under this Plan or distributed pursuant to the terms of this Plan are not taken into account in the calculation of an Employee's benefits under any employee pension or welfare benefit program or under any other compensation practice maintained by the Company or any Subsidiary, except to the extent provided in such program or practice.

         7.       PAYMENT OF DEFERRED COMPENSATION ACCOUNTS

                  7.1      INCOME TAX OBLIGATIONS

                  The Plan Administrator may make payments before they would otherwise be due if, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant, Inactive Participant or Beneficiary or a closing agreement made under Section 7121 of the Internal Revenue Code that is approved by the Internal Revenue Service and involves a Participant, Inactive Participant or Beneficiary, the Plan Administrator determines that the Participant, Inactive Participant or Beneficiary has or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid. If an Employee is assessed federal, state or local income taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation or undistributed interest accruals, earnings or gains on his or her Account, the Employee shall notify the Company in writing of such assessment and there shall be distributed, within thirty (30) days following such notice, from the Employee's bookkeeping Account deferred Compensation, accrued interest, earnings or gains in an amount equal to such tax assessment, together with any interest due and penalties assessed thereupon; provided however, that if the Company determines that such assessment is improper, it may request that the Employee contest the assessment, at the expense of the Company (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assessed on the deficiency from and after the date of the Employee's notice to the Company); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 7.1 shall not be distributed.

                  7.2      IN-SERVICE WITHDRAWALS

                           A.       WITHDRAWALS TO MEET HARDSHIPS

                           If at any time following the first anniversary of
participation in the Plan, an Employee incurs a Hardship, described in Section 2(o), the Employee may, by written notice to the Committee, request that all or any specified part of his or her Account, but not less than $1,000 per withdrawal, be paid to the Employee; and such distribution, if approved by the Company, shall be made in a lump sum within thirty (30) days following the Company's receipt of such notice. The Company shall have exclusive authority to determine whether to make a Hardship distribution from an Employee's Account but shall not unreasonably deny a request for such a distribution. The Company's decision shall be final and binding on all parties. Any Hardship withdrawals from an Account shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

                           B.       OTHER WITHDRAWALS

                           Prior to the termination of his or her employment, a
Participant may not withdraw any funds from his or her Account, except as provided in Section

7.2.a. above. Notwithstanding the foregoing, the Plan Administrator may make in-service distributions upon the termination of the Plan.

                  7.3      TERMINATION OF EMPLOYMENT

                  Upon Termination of Employment of a Participant or Inactive Participant, the Company shall distribute his or her Account under the Plan, as elected by the Participant or Inactive Participant (at the time of his or her deferral of Compensation) in a lump sum or in five, ten or fifteen substantially equal annual installments. For terminations prior to January, 1, 1999, the payment from the account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Termination of Employment occurs. For terminations after December 31, 1998, the payment from the Account shall occur or commence within the 30-day period immediately following the Termination of Employment.

                  7.4      DISABILITY

                  Upon the Disability of a Participant or Inactive Participant prior to Termination of Employment, the Company shall distribute his or her Account under the Plan, as elected by the Participant or Inactive Participant, in a lump sum or in five or more (but not more than 15) substantially equal annual installments. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Disability results in the Employee's Termination of Employment. Prior to the death of the Participant or Inactive Participant, during any period in which a Participant or Inactive Participant remains Disabled, he or she (or his or her legal representative) may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

                  7.5      DEATH PRIOR TO COMMENCEMENT OF DISTRIBUTIONS

                  Upon the death of a Participant or Inactive Participant prior to the commencement of any distribution under Sections 7.3. or 7.4 above, the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary, in a lump sum or in five or more (but not more than 15) substantially equal annual installments, as elected at the time of the deferral of Compensation under the Plan. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the death of the Participant or Inactive Participant occurs. During the period between the death of the Participant or Inactive Participant and the commencement of distributions to the Beneficiary, the Beneficiary may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Plan, as the Company in good faith may determine.

                  7.6      DEATH AFTER COMMENCEMENT OF DISTRIBUTIONS

                  Upon the death of a Participant or Inactive Participant after the commencement of any distribution in accordance with Sections 7.3 or 7.4 above, the balance remaining in the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary in accordance with the terms elected by the Participant or Inactive Participant under Sections 7.3 or 7.4.

                  7.7      DEFAULT DISTRIBUTION

                  The Company or any Subsidiary shall accelerate the payment of Accounts under the Plan as a lump sum payment (i) if an Employee terminates employment with the Company or any Subsidiary at a time when the value of his or her Account is less than $10,000 or (ii) if an Employee who has elected installment distributions, terminates employment with the Company or any of its subsidiaries and works for a competitor of the Company. Additionally, if a Participant or Inactive Participant fails to make an election offered under
Section 7.3 or 7.4 above, the Committee shall distribute the Account in a lump sum within 30 days after the Account first becomes payable under the Plan.

                  7.8      WITHHOLDING AND OTHER TAX CONSEQUENCES

                  From any payments made under this Plan, the Company shall withhold any taxes or other amounts which federal, state or local law requires the Company to deduct, withhold and deposit. The Company's determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan or in any Account under this Plan. Any adverse consequences incurred by a Participant or Inactive Participant with respect to his or her participation in the Plan or in connection with a distribution from or vesting under the Plan shall be the sole responsibility of the Participant or Inactive Participant.

                  7.9      PAYMENTS TO OUTSIDE DIRECTORS

                           A.       PRE-TERMINATION WITHDRAWALS

                           Prior to Termination, as defined in Section 2 above,
an active or inactive Participant who is or was an outside director may make withdrawals from his or her Account only in the event of (i) Hardship as defined in Section 2 of the Plan, (ii) unanticipated income tax obligations with respect to the Compensation deferred under this Plan or (iii) the Company's liquidation of the Plan as permitted or required under Section 7 of the Plan.

                           B.       POST-TERMINATION DISTRIBUTIONS

                           On or after Termination as a result of death,
disability or other cessation of services as a director, an active or inactive Participant who was an outside director (or his or her Beneficiaries) shall receive distributions at the time and in the manner (lump sum or installments) as permitted or required under Section 7 of the Plan.

                           C.       INCOME AND SELF-EMPLOYMENT TAXES

                           Because outside directors are not common-law
employees of the Company, the Company has no responsibility to deduct, withhold or deposit any federal, state or local income or employment taxes. Outside directors are responsible for the determination, computation and satisfaction of any income, employment, estate, excise or other tax obligation with respect to the deferral of income, the allocation of hypothetical investment return, or the vesting in or distribution of Accounts under this Plan.

         8.       UNFUNDED STATUS OF PLAN

                  All amounts deferred under this Plan remain or become general assets of the Company. All payments under this Plan shall come from the general assets of the Company. The amounts credited to an Employee's Account are not secured by any specific assets of the Company or any Subsidiary. This Plan shall not be construed to require the Company or any Subsidiary to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance or other product for such purpose. The Company or any Subsidiary may make such arrangements as it desires to provide for the payment of benefits. Neither an Employee, Participant or Inactive Participant nor his or her Beneficiary or estate shall have any rights against the Company with respect to any portion of any Account under the Plan except as general unsecured creditors nor against any Subsidiary. No Employee, Participant, Inactive Participant, Beneficiary or estate has an interest in any Account under this Plan until the Employee, Participant, Inactive Participant, Beneficiary or estate has a right to receive payment from the Account.

         9.       SUSPENSION OF PAYMENTS IN THE EVENT OF COMPANY'S INSOLVENCY

                  At all times during the continuance of any trust established in connection with this Plan ("Trust"), if the Plan Administrator determines that the Company's financial condition is likely to result in the suspension of benefit payments from the Trust, the Plan Administrator shall advise Participants, Inactive Participants and Beneficiaries that payments from the Trust shall be suspended during the Company's insolvency. If the Trustee subsequently resumes such payments, the Administrator shall advise Participants, Inactive Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants, Inactive Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance. At not time shall any insufficiency of Trust assets relieve the Company of its obligation to make payments when due under the Plan.

         10.      NON-ALIENATION OF BENEFITS

                  The interest of any Employee, Participant, Inactive Participant or Beneficiary shall not be subject to sale, assignment, transfer, conveyance, hypothecation, encumbrance, garnishment, attachment, anticipation, pledge, alienation or other disposition prior to actual distribution from the Plan; and any attempt to effect such disposition shall be void. No portion of any Account shall, prior to receipt thereof, be subject to the debts, contracts, liabilities, or engagements of any Employee, Participant, Inactive Participant, or Beneficiary. Nothing in the preceding sentence shall prohibit the Company from recovering from an Employee, Participant, Inactive

Participant or Beneficiary any payments to which he or she was not entitled under the Plan.

         11.      LIMITATION OF RIGHTS

                  Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. 1 et seq., or otherwise shall be construed as evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary (a) will employ any person in any particular position or level of Compensation, (b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person's employment with the Company or any Subsidiary.

         12.      NOTICE UNDER WARN

                  Any amounts paid (i) to any Employee under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or under any other laws regarding termination of employment, or (ii) to any third party for the benefit of said Employee or for the benefit of his or her dependents shall not be offset or reduced by any amounts paid or determined to be payable by the Company to said Employee or to his or her dependents under this Plan.

         13.      AMENDMENT OR TERMINATION OF PLAN

                  a. The Board of Directors may modify, suspend or terminate the Plan in any manner at any time. Such modification, suspension or termination may not reduce any accrued vested benefits allocated to a Participant's Account under this Plan, but may modify, suspend or terminate future accruals or allocations under the Plan and may alter any other aspects of the Plan.

                  b. In modifying, suspending or terminating the Plan, or in taking any other action with respect to the implementation, operation, maintenance or administration of the Plan, the Board of Directors may act by a resolution of the Board.

                  c. This Plan shall terminate immediately if an impartial arbitrator or court of competent jurisdiction determines that this Plan is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA. The Plan shall terminate as of the date it ceased to be exempt.

                  d. Upon termination of the Plan, the Plan Administrator shall distribute all Accounts, as determined by the Plan Administrator (i) in a lump sum to all Participants or (ii) in accordance with the method designated by Participants at the time of their deferrals.

         14.      ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION

                  14.1     PLAN ADMINISTRATOR

                  The Plan Administrator shall be the Company. The Board of Directors may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan. No Administrative Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Administrative Committee. Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board of Directors of the Company. The Board may remove any Committee member by providing him or her with written notice of the removal.

                  14.2     COMMITTEE ORGANIZATION AND PROCEDURES

                           a. The President or the Secretary of the Company may
designate a chairperson from the members of the Administrative Committee. The Administrative Committee may appoint its own secretary, who may or may not be a member of the Administrative Committee and may or may not be a person distinct from the Secretary of the Company. The Committee secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee. All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

                           b. The Administrative Committee shall act by a
majority of its members in office and may adopt such rules and regulations as it deems desirable for the conduct of its affairs. If the Company, the Plan, any Participant or Inactive Participant is or becomes subject to the Exchange Act, the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Administrative Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of the Plan in accordance with applicable rules thereunder.

                  14.3     ADMINISTRATIVE AUTHORITY

                  The Company and the Committee have discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including without limitation authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof; (b) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any Employee to be or become a Participant; (c) decide eligibility for, and the amount of, benefits for any Participant, Inactive Participant or Beneficiary;
(d) authorize and direct all investments and disbursements under the Plan; and
(e) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. The Company shall be the "administrator" as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code. The President of the Company, or in his or her absence, the Secretary of the Company shall be the agent for service of process on the Plan.

                  14.4     EXPENSES

                  Reasonable expenses which are necessary to operate and administer the Plan, including but not limited to expenses incurred in connection with the provisions of Section 14.3 shall be paid directly by the Company. Such expenses may not be charged against Participant Accounts or reduce the amount of Compensation, investment earnings or interest accruals allocated to Participant Accounts under the Plan. All reasonable costs incurred by a Committee member in the discharge of the Company's or his or her duties under the Plan shall be paid or reimbursed by the Company. Such costs shall include fees or expenses arising from the Committee's retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan. Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself, herself or itself, for any such cost, liability, loss, fee or expense, from any Plan contributions or from the principal or income of any investment or other vehicle established by the Company to assist it in meeting its obligations under the Plan.

                  14.5     INSURANCE

                  The Company may, but need not, obtain liability insurance to protect its directors, officers, employees or representatives against liability in the operation of the Plan. An Employee, Participant or Inactive Participant may use his or her own funds to obtain any policy of insurance with respect to the Company's payment of any amounts under the Plan.

                  14.6     CLAIMS PROCEDURE

                           a. A claim for benefits shall be considered filed
only when actually received by the Plan Administrator.

                           b. Any time a claim for benefits is wholly or
partially denied, the Participant, Inactive Participant or Beneficiary (hereinafter "Claimant") shall be given written notice of such denial within 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period. The extension shall expire within 180 days after the claim is filed. Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

                  14.7     APPEAL PROCEDURES

                           a. Any person who has had a claim for benefits denied
by the Plan Administrator, or is otherwise adversely affected by the action or inaction of the Plan Administrator, shall have the right to request review by the Plan Administrator. Such request must be in writing, and must be received by the Plan Administrator within 60 days after such person receives notice of the Plan Administrator's action. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

                           b. The Plan Administrator shall then review the
claim. The Plan Administrator may issue a written decision reaffirming, modifying or setting aside its former action within 60 days after receipt of the written request for review, or 120 days if special circumstances require an extension. The Claimant shall be notified in writing of any such extension within 60 days following the request for review. An original or copy of the decision shall be furnished to the Claimant. The decision shall set forth the reasons and pertinent plan provisions or relevant laws on which the decision rests. The decision shall be final and binding upon the Claimant and the Plan Administrator and all other persons having or claiming to have an interest in the Plan or in any Account established under the Plan.

                  14.8     ARBITRATION

                           a. Any Participant's, Inactive Participant's or
Beneficiary's claim remaining unresolved after exhaustion of the procedures in Sections 14.6 and 14.7 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding the Plan) shall be settled solely by binding arbitration at the Employer's principal place of business at the time of the arbitration, in accordance with the Employment Claims Rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party to any dispute regarding the Plan shall pay the fees and costs of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne equally by the parties.

                           b. Except as otherwise specifically provided in this
Plan, the provisions of this Section 14.8 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis. The arbitrator who hears or decides any claim under the Plan shall have jurisdiction and authority to award only compensatory damages to make whole a person or entity suffering foreseeable economic damages; and apart from such foreseeable economic damages, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, punitive damages, unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages. The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this
Section 14.8. Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan.

                           c. The Plan and the Company will be the necessary
parties to any action or proceeding involving the Plan. No person employed by the Company, no Participant, Inactive Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding. In any arbitration proceeding all relevant statutes of limitation shall apply. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

                  14.9     NOTICES

                  Any notice from the Company or the Committee to an Employee, Participant, Inactive Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company. Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may be addressed as follows:

                           Chief Financial Officer
                           Callaway Golf Company
                           2285 Rutherford Road
                           Carlsbad, California  92008

                  14.10    INDEMNIFICATION

                  To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer or employee of the Company or any Subsidiary who is or may be deemed to be responsible for the operation of the Plan, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan, so long as such duty, act, omission or decision does not involve gross negligence or willful misconduct on the part of such director, officer or employee. Any individual so indemnified, shall, within 10 days after receipt of notice of any action, suit or proceeding, notify the President of the Company (or in the President's absence, the Chief Financial Officer of the Company) and offer in writing to the President (or Chief Financial Officer) the opportunity, at the Company's expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. An individual's failure to give the President (or Chief Financial Officer) such notice and opportunity shall relieve the Company of any liability to said individual under this Section 14.10. The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance. Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

         15.      MISCELLANEOUS

                  15.1     ALTERNATIVE ACTS AND TIMES

                  If it becomes impossible or burdensome for the Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance. Without limiting the foregoing, neither the Company nor the Committee shall accelerate or delay distributions, except as expressly permitted herein, such as upon termination of the Plan.

                  15.2     MASCULINE AND FEMININE, SINGULAR AND PLURAL

                  Whenever used herein, pronouns shall include both genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

                  15.3     GOVERNING LAW AND SEVERABILITY

                  This Plan shall be construed in accordance with the laws of the State of California (exclusive of its provisions regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

                  15.4     FACILITY OF PAYMENT

                  If the Plan Administrator, in its sole discretion, determines that any Employee, Participant, Inactive Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Plan Administrator is not aware of any legal representative appointed on his or her behalf, then the Plan Administrator, in its sole discretion, may direct (a) payment to or for the benefit of the Employee, Participant, Inactive Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Employee, Participant, Inactive Participant or Beneficiary; or (c) payment to any other person selected by the Plan Administrator to receive, manage and disburse such payment for the benefit of the Employee, Participant, Inactive Participant or Beneficiary. The receipt by any such person of any such payment shall be a complete acquittance therefor; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed to the Employee, Participant, Inactive Participant or Beneficiary hereunder. In the event of any controversy or uncertainty regarding who should receive or whom the Plan Administrator should select to receive any payment under this Plan, the Plan Administrator may seek instruction from a court of proper jurisdiction or may place the payment (or entire Account) into such court with final distribution to be determined by such court.

                  15.5     CORRECTION OF ERRORS

                  Any crediting of Compensation or interest accruals to the Account of any Employee, Participant, Inactive Participant or Beneficiary under a mistake of fact or law shall be returned to the Company. If an Employee, Participant, Inactive Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, Participant, Inactive Participant or Beneficiary, the Company or the Plan Administrator may correct is error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator. The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan.

                  15.6     MISSING PERSONS

                  In the event a distribution of part or all of an Account is required to be made from the Plan to an Employee, Participant, Inactive Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall escheat in accordance with the laws of the State of California. If the affected Employee, Participant, Inactive Participant or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible. The Company shall reinstate the amount forfeited by reclaiming such amount from the State of California, and allocating it to the Account of the affected Employee, Participant, Inactive Participant or Beneficiary. Prior to forfeiting any Account, the Company shall attempt to contact the Employee, Participant, Inactive Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company's records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

                  15.7     EMPLOYEE ACKNOWLEDGMENT

                  By executing this Plan document or related enrollment or election form, the undersigned Employee hereby acknowledges that Employee has read and understood this Plan document. Employee also acknowledges that Employee knowingly and voluntarily agrees to be bound by the provisions of the Plan, as amended from time to time, including those Plan provisions which require the resolution of disputes by binding out-of-court arbitration. Employee further acknowledges that Employee has had the opportunity to consult with counsel of Employee's own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan, including in particular the effects of participation on any community property or other interest which


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

the Employee and his or her spouse, if any, may have in the Compensation deferred and any amounts allocated to the Employee's Account under the Plan.

                  15.8     OUTSIDE DIRECTOR ACKNOWLEDGMENT

                  By participating in this Plan, any outside director agrees to be bound by the terms of the Plan, as it may be maintained or amended by Callaway Golf in its sole discretion at any time and from time to time, including the dispute resolution and mandatory arbitration procedures of Section 14 of the Plan. Additionally, each outside director acknowledges and agrees that nothing in his or her participation in the Plan and nothing in the documentation, maintenance, administration, modification or termination of the Plan renders or can render the outside director an employee for purposes of the Employee Retirement Income Security Act or other federal, state or local laws.

                  IN WITNESS WHEREOF, the undersigned has executed this document as of August 22, 2000.

                                    CALLAWAY GOLF COMPANY

                                    /S/ CHARLES J. YASH
                                    -----------------------------------
                                    Charles J. Yash
                                    President


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